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                               UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                 FORM 8-K

                           CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported): June 30, 1998

                         Tollycraft Yacht Corporation
         (Exact name of registrant as specified in its charter)

                                  Nevada
             (State or other jurisdiction of incorporation)

      0-21087                                86-0849925
(Commission File Number)           (I.R.S. Employer Identification
No.)


            2200 Clinton Avenue, Kelso, Washington  98626
    (Address of principal executive offices, including Zip Code)

                            (360) 414-5910
           (Registrant's telephone number, including Area Code)


    (Former name or former address, if changed since last report)



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Item 5. Other Events.

 TOLLYCRAFT ANNOUNCED JUNE 30, 1998 THAT IT HAS COMPLETED ITS NEGOTIATIONS WITH TWO OF ITS LARGEST CREDITORS TO CONVERT ITS TOTAL DEBT OF APPROXIMENTLY $14,000,000 TO EQUITY. THIS CONVERSION WILL REPRESENT 100% PAYMENT TO ALL OF ITS CREDITORS AS OF JUNE 30TH, 1998. THE CONVERSION WILL BE IN THE FORM OF FREE TRADING PREFERRED SHARES OF TOLLYCRAFT STOCK. IN ADDITION TO THE SHARES BEING ISSUED EACH CREDITOR WILL RECEIVE WARRANTS TO PURCHASE ADDITIONAL COMMON SHARES OF TOLLYCRAFT STOCK. THE WARRANT PACKAGE WILL BE AVAILABLE TO PREFERRED SHAREHOLDERS AS OF SPECIFIC DATES OVER THE NEXT 36 MONTHS.

THIS COMPLETES STEP TWO OF A THREE STEP PLAN FOR TOLLY TO MOVE
FORWARD ON A PROFITABLE LEVEL OF OPERATION AND TO CONTINUE ITS
SUCCESS WELL INTO THE 21ST CENTURY.

THE COMPANIES FIRST STEP WAS THE RELOCATION OF ITS PRODUCTION FACILITY TO MEXICO AND THE SIGNING OF A JOINT VENTURE AGREEMENT WITH A MEXICAN PARTNER. THE SECOND WAS THE DEBT CONVERSION AND THE THIRD WILL BE THE CAPITAL RAISE OF $2,500,000. THESE FUNDS WILL BE USED FOR THE OPERATIONAL ASPECTS OF THE BUSINESS HERE IN THE UNITED STATES AND THE RELOCATION OF THE CORPORATE OFFICES TO FLORIDA FROM THE STATE OF WASHINGTON WHERE IT HAS OPERATED FOR THE LAST 65 YEARS. TOLLYCRAFT HAS RECEIVED ASSURANCES THAT A "BEST EFFORTS" OFFERRING WILL BEGIN AS SOON AS STEPS ONE AND TWO HAVE BEEN CONCLUDED.

THE MEXICAN MANUFACTURING FACILITY WILL BE USED TO PRODUCE OTHER
LINES OF VESSELS IN ADDITION TO TOLLYCRAFT'S CURRENT BACKLOG.
TOLLYCRAFT INTENDS ON ACQUIRING A TOOLING MACHINE FOR THE
PRODUCTION OF ITS MOLDS AND FOR USE BY OTHER BOAT COMPANIES TO
INSURE THE LATEST IN DESIGN AND MANUFACTURING.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLLYCRAFT YACHT CORPORATION


By: /s/ Peter D. Hobbs
_____________________________
Peter D. Hobbs, Chairman

Dated:  June 30, 199